Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-282311, 333-288686 and 333-292025) and on Form S-8 (Nos. 333-252690, 333-278478, 333-278479 and 333-289692) of Vireo Growth Inc. and the inclusion in this Amendment No. 1 to Current Report on Form 8-K of Vireo Growth Inc. of our report dated June 2, 2026, relating to the consolidated financial statements of Eaze, Inc. and Subsidiaries as of December 31, 2025 and for the year then ended.

Boca Raton, Florida

June 11, 2026